Loan Agreement

By and between

Daqing Sunway Technology Company Limited

And

Sunway World Through Technology (Daqing) Co. Ltd.

_______, 2007

Loan Agreement

Loan Agreement

The Borrower: Daqing Sunway Techonology Company Limited (“the Company”)

Business License No.: 2306002101066

Legal Representative: Mr. Liubo

Address: Northern Software Garden,Jianshe Road,Hi-technology Industry Development Area, Daqing.

Bank Account No.: Bank of Communications, Development Area Branch ( the Code No.: 236000609010141175047)

The Lender: Sunway World Through Technology (Daqing) Co., Ltd ( “Sunway (China)”)

Business License No.: Qiheheidazongzi N0.000292

Legal Representative: Mr. Liu bo

Address: Software Garden, Jianshe Road, Hi-technology Industry Development Area, Daqing.

Bank Account No.: China Industrial and Commercial Bank, Ronghui Branch, 3500071409314158865

This Loan Agreement (“this Agreement”) is made and entered into through friendly consultation by and between the Borrower and the Lender (“the Parties”) on the day of ________________.

The Lender agrees to release the loan through bank, and the Parties enter into this Agreement as follows:

Loan Agreement

1. DEFINITION

Except provided otherwise, the terms under this Agreement mean:

(1) “Bank Business Working Day” means business day on which Rinminbi transaction is conducted on the China Industrial and Commercial Bankå
(2)“ RMB”or“¥”refers to the legal currency within the P.R.China territory excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

(3) “Signing Date” refers to the date of signing this Agreement;

2. THE TOTAL LOAN AMOUNT

The total principal amount of the loan is RMB 40,400,000 Yuan.

3. TERMS OF THE AGREEMENT

The term of this Agreement shall begin from the Effective Date and expire until the loan is completely repaid by the Borrower under the agreement.

4. LOAN USAGE

The loan provided hereunder shall be used in the form of flowing cash; and the Parties agree that the Lender shall provide loan as working capital and to satisfy its working capital needs going forward, and the Borrower shall in no event change the usage without the written authorization by the Lender.

5. LOAN INTEREST

The Loan shall be repaid without any interest.

6. REPAYMENT

Repayment should be made in its entirety or in part, at Lender’s option and upon 10 days written notice, by (i)cash, or (ii) transfer of equity interest of the Borrower or all its assets(at minimum price allowed under the PRC laws with any excess over such price continued to be subject to repayment obligation under this Loan Agreement).

Loan Agreement

7. COVENANT

The Parties agree that the Borrower shall warrants as follows within the term hereof unless this Agreement is terminated or canceled in accordance with the provisions hereunder.

(1) Without the Lender’s prior written consent, the Borrower shall not supplement or amend its articles of association or rules of the company in any manner, nor shall it increase or decrease its registered capital or change its shareholding structure in any manner;

(2) The Borrower shall prudently and effectively maintain its business operations according to good financial and business standards;

(3) Without the Lender’s prior written consent, the Borrower shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect the Lender’s rights and interest hereunder;

(4) The Borrower shall not incur or succeed to any debts, nor shall it provide guarantee for or permit the existence of any debts, except those that are incurred during its normal business operation or agreed to or confirmed by the Lender in advance;

(5) Without the Lender’s prior written consent, the Borrower shall not enter into any material contract (exceeding RMB5, 000,000 in value), unless it is necessary for the company’s normal business operation;

(6) Without the Lender’s prior written consent, the Borrower shall not provide any loans or guarantee to any third party;

(7) At the Lender’s request, it shall provide the Lender with all information regarding the Lender’s business operation and financial condition;

Loan Agreement

(8) Without the Lender’s prior written consent, the Borrower shall not acquire or consolidate with any third party, nor shall they invest in any third party;

(9) The Borrower shall promptly notify the Lender of any pending or threatened lawsuit, arbitration or administrative dispute which involve the Lender’s assets, business or incomes; and

(10) Without the Lender’s prior written consent, the Borrower shall not commit any act or omission that would materially affect the Lender’s assets, business or liabilities;

8. TAX AND EXPENSE

Any and all taxes and expense accrued due to the execution and performance hereof, and any dispute resolution in relation to this Agreement shall be paid by the Borrower.

9. LIABILITIES AND INDEMITIES FOR BREACH OF THIS AGREEMENT

9.1 If the Borrower uses the loans incompliance with the provided manners hereunder, the Lender shall withdraw the unduly used part.

9.2 If the Borrower illegally uses the loans, the Lender shall withdraw the whole amount of the loan.

10. FORCE MAJEURE

“Force Majeure” refers that any event, condition, situation or the combination of event, condition and situation, which is outside the direct or indirect reasonable controlling scope of the influenced party, and is limited by inevitable event, condition or situation that the influenced party could not reasonable anticipate, or avoid, prevent or inevitable postpone either’s perform under the terms of this Agreement. Neither party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure. However, one party shall notify the other party in writing as soon as practical of any delay due to force majeure. After the force majeure ceases, each party shall continue to perform under this Agreement.

Loan Agreement

11. EFFECTIVE DATE

This Agreement shall take effect on the date of execution hereof by its duly authorized representative.

12. GOVERNING LAW AND DISPUTE RESOLUTION

12.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under the laws of the People’s Republic of China.

12.2 Any dispute arising out of this Agreement, including but not limited to execution, enforcement, implementation, interpretation, default, modification, and termination, shall be resolved by both parties through mutual negotiation. If both parties could not reach an agreement within 30 days since the dispute is brought forward, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

12.3 During the process of dispute-resolution, both parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

13. MODIFICATION, CANCELLATION, TERMINATION

13.1 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

13.2 The Parties may terminate this Agreement with mutual written agreement before expiration date.

14. GENERAL

14.1 The Parties may sign additional agreement regarding to those matters excluded in this Agreement, of this Consignment. Additional agreement and this Agreement have the same effectiveness.

Loan Agreement

14.2 This Agreement is written in both English and Chinese. If the two versions conflict, the Chinese version shall prevail.

IN WITNESS THEREFORE, the parties hereto have caused to execute this Agreement

[Signature Page Only]

For and on behalf of

Daqing Sunway Technology Company Limited (Seal)

Legal Representative (or Authorized Representative) Signature

Sunway World through Technology (Daqing) Co. Ltd. (Seal)

Legal Representative (or Authorized Representative) Signature